Exhibit 10.1
NextG Networks, Inc.
INDEMNIFICATION AGREEMENT
     This Indemnification Agreement (this “Agreement”), dated [                    ] (the “Effective Date”), is entered into by and between NextG Networks, Inc., a Delaware corporation (the “Company”), and [                    ] (the “Indemnitee”). As used in this Agreement, the term “Party” refers to the Company or the Indemnitee individually, and the term “Parties” refers to the Company and the Indemnitee collectively.
Recitals
     The Company and the Company’s stockholder believe that attracting and retaining the most capable available directors and officers is essential to the Company’s success.
     The Parties expressly recognize the increasing risk of litigation and other claims against corporate directors and officers.
     The Company’s Certificate of Incorporation permits, and the Company’s bylaws require, the Company to indemnify and advance expenses to Company directors and officers to the fullest extent permitted under Delaware law, and the Indemnitee has been serving and continues to serve as a Company director and/or officer in substantial reliance on those Certificate of Incorporation and bylaws provisions.
     In entering into this Agreement, the Company recognizes the Indemnitee’s legitimate need for (a) substantial protection against personal liability to ensure the Indemnitee’s continued and effective service to the Company and (b) specific contractual assurances that the protections promised by the Certificate of Incorporation and bylaws will be available to the Indemnitee, regardless of, among other things, (i) any Certificate of Incorporation or bylaws amendment or revocation, (ii) any Board composition changes, and (iii) any acquisition transaction or other control-change transaction that involves the Company.
     With this Agreement, the Company intends (a) to induce the Indemnitee to provide effective services to the Company as a director and/or officer; (b) to indemnify the Indemnitee; (c) to advance expenses to Indemnitee; and, (d) to the extent that the Company maintains insurance that includes the Indemnitee as a covered party, to provide for continued Indemnitee coverage under the Company’s directors-and-officers liability insurance policies, in each case to the fullest extent (whether partial or complete) permitted under Delaware law and as provided in this Agreement.
Agreement
     In consideration of the premises specified above, and the mutual covenants and agreements contained in this Agreement, and for other good, valuable, and sufficient consideration that the Parties expressly acknowledged receiving, the Parties agree as follows:

     1. Certain Definitions. As used in this Agreement, the following terms have the following meanings:
          (a) “Board” means the Company’s board of directors.
          (b) “Affiliate” means any corporation or other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the person or entity specified.
          (c) “Charter Documents” means the Company’s Certificate of Incorporation and the Company’s bylaws.
          (d) “Control Change” means any of the following have occurred:
               (i) any “person” (as that term is used in Exchange Act Sections 13(d) and 14(d)) is or becomes the direct or indirect “beneficial owner” (as defined in Exchange Act Rule 13d-3) of Company securities that represent 50% or more of the total voting power represented by the Company’s then-outstanding Voting Securities; provided that (A) any person or entity who is a trustee or other fiduciary holding securities under a Company employee benefit will not qualify as a “person” for this definition’s purposes and (B) a corporation that is owned directly or indirectly by the Company’s stockholders in substantially the same proportions as the Company stockholders’ Company stock ownership will not qualify as a “person” for this definition’s purposes; or
               (ii) during any consecutive two-year time period, a Board majority is no longer constituted, for any reason, by (A) the directors who were in office at the beginning of such two-year time period and (B) any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by an affirmative vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such two-year time period or whose election or nomination for election was previously so approved in the manner described by this Section 1(c)(ii)(B); or
               (iii) the Company stockholders approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the Voting Securities outstanding immediately before such transaction continuing to represent after such transaction, either by remaining outstanding or by being converted into surviving entity voting securities, at least 80% of the Company’s total voting power or of such surviving entity’s voting power outstanding immediately after such transaction; or
               (iv) the Company stockholders approve a complete Company liquidation plan or a Company sale or disposition (in one transaction or a series of transactions) of all or substantially all of the Company’s assets.
          (e) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all corresponding rules and regulations.

          (f) “Expenses” means any expense, liability, or loss, including attorneys’ fees; expert witness fees; trial costs; judgments; fines; taxes (including ERISA excise taxes); penalties (including ERISA penalties); settlement amounts paid or incurred; settlement amounts to be paid or incurred; interest charges; assessments; other charges; any federal, state, local, or foreign taxes imposed because of any actual or deemed receipt of any payments under this Agreement; and all other costs and obligations, in each case paid or incurred in connection with preparing to investigate, investigating, preparing to defend against, defending against, preparing to be a witness in, being a witness in, preparing to participate in (including appeal), and participating in (including on appeal) any Proceeding relating to, arising out of, or based upon any Indemnifiable Event.
          (g) “Indemnifiable Event” means any fact, condition, event, or occurrence that happens or exists before, on, or after the Effective Date and that relates to, arises out of, or is based upon the fact that (i) the Indemnitee is or was a Company director, officer, employee, attorney, or agent, or, (ii) while a Company director, officer, employee, attorney, or agent, the Indemnitee is or was serving at the Company’s request as a director, officer, employee, trustee, agent, attorney, or fiduciary of any Company subsidiary or of any other foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or (iii) the Indemnitee was a director, officer, employee, attorney, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or (iv) the Indemnitee did anything or did not do anything in any of the foregoing capacities, whether or not the Proceeding’s basis is alleged action or non-action in an official capacity as a director, officer, employee, attorney, or agent or in any other capacity while serving as a Company director, officer, employee, attorney, or agent, in each case as described above.
          (h) “Independent Counsel” means an attorney or a law firm that (i) is selected by the Indemnitee and approved by the Company (which approval will not be unreasonably withheld, conditioned, or delayed); (ii) has not otherwise performed services for the Company or the Indemnitee during the immediately preceding three years (other than with respect to matters concerning the Indemnitee’s rights or other indemnitee rights or indemnification rights under this Agreement, any other agreement, any other instrument, any Charter Document, or applicable law); and (iii) would not have, under the then prevailing applicable professional conduct standards, a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.
          (i) “Proceeding” means any threatened, pending, or completed claim, action, suit, proceeding, or alternative dispute resolution mechanism (including an action by the Company or in the right of the Company), or any inquiry, hearing, or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding, or alternative dispute resolution mechanism, in each case whether formal, informal, civil, criminal, administrative, investigative, or other, and in each case whether initiated, filed, maintained, or conducted by the Company or any other party.

          (j) “Reviewing Party” means, as of any particular time, (i) Independent Counsel, if such time is after any Control Change, and, (ii) if such time is before any Control Change, any one or more Board-designated persons, any of whom may be a Company director, but none of whom may be a party to the particular Proceeding for which the Indemnitee is seeking indemnification.
          (k) “Voting Securities” means any Company securities that vote generally in director elections.
     2. Indemnification Agreement.
          (a) General Agreement. If the Indemnitee was, is, or becomes a party to, a witness in, or an other participant in, or is threatened to be made a party to, a witness in, or an other participant in, a Proceeding because of (or arising in part out of) an Indemnifiable Event, then the Company will indemnify Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the law now exists or may be amended or interpreted after the Effective Date (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide greater indemnification rights than those permitted before such amendment or interpretation). The Parties expressly intend that this Agreement will provide for indemnification in excess of any indemnification expressly permitted by statute, including in excess of any indemnification provided by any other agreement or instrument between the Parties, any Charter Document, any stockholder vote, any disinterested director vote, or applicable law.
          (b) Indemnification Limitations. The only limitation that will exist upon the Company’s indemnification obligations under this Section 2 are those specified in this Section 2(b) and in Section 2(g). The Company will not be obligated to make any payment to the Indemnitee if such payment is finally determined to be unlawful by a court of competent jurisdiction in a final judgment that is not subject to appeal. The Indemnitee will not be entitled to indemnification under this Agreement in connection with any Proceeding that the Indemnitee initiated against the Company or any Company director, officer, employee, attorney, or agent, unless (i) the Company has joined in, or the Board has specifically consented to, such Proceeding’s initiation; (ii) the Proceeding is to enforce indemnification rights under Section 5 or to otherwise enforce this Agreement or any Agreement provisions; or (iii) the Proceeding is instituted after a Control Change (other than a Control Change approved by a majority of the Company directors who were Company directors immediately before such Control Change) and the Reviewing Party has approved such Proceeding’s initiation.
          (c) Contribution and Allocation. Nothing in this Section 2(c) diminishes, restricts, limits, or impairs in any manner otherwise-existing Company obligations to fully indemnify the Indemnitee, to pay all Expenses, or to provide the Indemnitee with Expense Advances, including those obligations that otherwise exist under this Agreement, under any other agreement or instrument, under any Charter Document, or under applicable law.

               (i) Generally. If, for any reason, the Indemnitee elects to pay or incur, or is required to pay or incur, all or any portion of any judgment, settlement, or other Expenses in any Proceeding in which Company is jointly liable with the Indemnitee (or would be jointly liable with the Indemnitee if joined in such Proceeding), then the Company will contribute to the amount of Expenses that the Indemnitee paid or incurred in proportion to the relative benefits received by the Company and all Company directors, officers, employees, or agents other than the Indemnitee who are jointly liable with the Indemnitee (or would be jointly liable with the Indemnitee if joined in such Proceeding), on the one hand, and the Indemnitee, on the other hand, from the transaction from which such Proceeding arose. However, to the extent necessary to conform to applicable law, the proportion determined on the basis of relative benefit may be further adjusted by reference to the relative fault of Company and all Company directors, officers, employees, or agents other than the Indemnitee who are jointly liable with the Indemnitee (or would be jointly liable with the Indemnitee if joined in such Proceeding), on the one hand, and the Indemnitee, on the other hand, in connection with the events that resulted in such Expenses, as well as any other equitable considerations that the law may require to be considered. If such relative-fault considerations are required by applicable law, then the relative fault of Company and all Company directors, officers, employees, or agents other than Indemnitee who are jointly liable with the Indemnitee (or would be jointly liable with the Indemnitee if joined in such Proceeding), on the one hand, and the Indemnitee, on the other hand, will be determined by reference to, among other things, the degree to which their respective actions were motivated by intent to gain personal profit or advantage, the degree to which their respective liability is primary or secondary, and the degree to which their respective conduct is active or passive.
               (ii) Securities Registration. In connection with any Company securities registration, the Indemnitee will not, under any circumstances, be required to contribute any amount under this Section 2(c) in excess of the lesser of (A) that proportion of the total of Expenses indemnified against equal to the proportion of the total securities sold under such registration statement compared to those securities that the Indemnitee sold in such registration statement or (B) the proceeds that the Indemnitee received from the Indemnitee’s sale of securities under such registration statement.
               (iii) Contribution. The Company will fully indemnify and hold harmless the Indemnitee from any contribution claims that may be brought by Company directors, officers, employees, attorneys, or agents other than Indemnitee who are jointly liable with the Indemnitee (or would be jointly liable with the Indemnitee if joined in such Proceeding).
               (iv) Initial Payment. Whether or not any indemnification provided under this Agreement is available, in respect of any Proceeding in which the Company is jointly liable with the Indemnitee (or would be jointly liable with the Indemnitee if joined in such Proceeding), the Company will pay, in the first instance, the entire amount of any judgment, settlement, or other Expenses of such Proceeding without requiring the Indemnitee to contribute to such Expense payment, and the Company irrevocably waives and relinquishes any contribution right that the Company may have against the Indemnitee.

          (d) Expense Advances. If the Indemnitee requests, the Company will advance, within 10 business days after such request, any and all Expenses that the Indemnitee pays or incurs by paying such Expenses on the Indemnitee’s behalf, by advancing to the Indemnitee funds in an amount sufficient to pay such Expenses, and/or by reimbursing the Indemnitee for such expenses (each, an “Expense Advance”). By signing and delivering this Agreement, (i) the Indemnitee will qualify for such Expense Advances and (ii) the Indemnitee covenants to repay any such Expense Advances if and to the extent that a court of competent jurisdiction ultimately determines in a final judgment, not subject to appeal, that the Indemnitee is not entitled to receive Company indemnification with respect to such Expense Advances. Until any such court makes such a final determination, not subject to appeal, that the Indemnitee is not entitled to such indemnification, the Indemnitee will not be required to repay such Expense Advances to the Company, and the Indemnitee will continue to receive Expense Advances under this Section 2(d). The Indemnitee’s reimbursement obligation to the Company for Expense Advances will be unsecured and no interest will be charged on such reimbursement obligation. To the extent permissible under third-party policies or agreements, invoices for Expense Advances will be billed in the Company’s name and will be payable directly by the Company. For purposes of any Expense Advance for which the Indemnitee has requested payment under this Agreement, all Expenses included in such Expense Advance will be conclusively presumed to be reasonable if the Indemnitee’s counsel certifies that such Expenses are reasonable.
          (e) Mandatory Indemnification. Notwithstanding any other Agreement provision, to the extent that the Indemnitee has been successful on the merits or otherwise in defending any Proceeding relating in whole or in part to an Indemnifiable Event, or in defending any issue or matter in such Proceeding, the Indemnitee will be indemnified against all Expenses actually and reasonably paid or incurred in connection with the entire Proceeding.
          (f) Partial Indemnification. If the Indemnitee is entitled under any Agreement provision to Company-provided indemnification for only a portion of Expenses, but not for all Expenses, then the Company will still indemnify the Indemnitee for the portion of Expenses to which Indemnitee is entitled. Attorneys’ fees and expenses will not be prorated but will be deemed to apply to the indemnification portion to which Indemnitee is entitled.
          (g) Prohibited Indemnification. Under this Agreement, the Company will not pay any indemnification for any Proceeding in which judgment is rendered against the Indemnitee for an accounting of profits made from the Indemnitee’s purchase or sale of Company securities under Exchange Act Section 16(b), or similar provisions of any federal, state, or local laws; provided that, notwithstanding any limitation specified in this Section 2(g) regarding the Company’s indemnification obligation to the Indemnitee, the Indemnitee will be entitled under Section 2(d) to receive Expense Advances with respect to any such Proceeding, unless and until a court with jurisdiction over the Proceeding will have made a final judicial determination (as to which all appeal rights have been exhausted or lapsed) that the Indemnitee has violated such statute.
          (h) No Knowledge Imputation. For all purposes under this Agreement and all other Company indemnification obligations and Expense Advance obligations under any other document, instrument, Charter Document provision, or law, the knowledge, beliefs, actions, omissions, and/or failures of the Company or of any Company director, officer, employee, agent, or attorney will not alone be imputed to the Indemnitee under any circumstances.
     3. Reviewing Party. To the extent of any disagreement between the Parties, the Reviewing Party will make the initial determination about the Indemnitee’s rights to indemnification payments under this Agreement, under any other agreement or instrument, under applicable law, or under any Charter Document, in each case as in effect before, on, or after the Effective Date, relating to indemnification for Indemnifiable Events. Among other things, if the Reviewing Party is Independent Counsel, then the Reviewing Party will render a written opinion to the Company and the Indemnitee about whether and to what extent the Indemnitee can be indemnified under applicable law. In all cases, the Company will pay the Independent Counsel’s reasonable fees, costs, and expenses, and the Company will fully indemnify the Independent Counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the Independent Counsel’s engagement under this Agreement.
     4. Indemnification Process and Appeal.
          (a) Indemnification Payment. The Indemnitee will be entitled to indemnification against Expenses, and the Indemnitee will receive from the Company the corresponding indemnification payments according to this Agreement as soon as practicable after the Indemnitee has given the Company a written indemnification demand, unless the Reviewing Party has given the Company a written opinion that the Indemnitee is not entitled to indemnification under Delaware General Corporation Law Section 145.
          (b) Rights Enforcement Actions. Regardless of any Reviewing Party action, if the Indemnitee has not received full indemnification within 30 days after making a written indemnification demand as provided in Section 4(a), then the Indemnitee may enforce the Indemnitee’s indemnification rights under this Agreement by initiating litigation in the Delaware Chancery Court seeking an initial determination by the court or challenging all or any part of any Reviewing Party determination. By signing and delivering this Agreement, the Company expressly and irrevocably consents to service of process and to appear in any such proceeding. Any Reviewing Party determination that the Indemnitee does not challenge will be binding on the Company and the Indemnitee, but such Reviewing Party determination will be binding on the Indemnitee only if the Indemnitee does not challenge such Reviewing Party determination within one year after the Indemnitee receives written notice of such Reviewing Party determination. The Indemnitee remedies described in this Section 4 will be in addition to any other remedies that are available to the Indemnitee under any other agreement, instrument, Charter Document, and any applicable law, rule, regulation (whether at law or in equity). In any judicial proceeding that the Indemnitee initiates under this Section 4(b), the Company will be precluded from asserting that this Agreement or any of this Agreement’s provisions, procedures, presumptions, burdens of proof, burdens of persuasion, and other standards are not valid, binding, effective, and/or enforceable, and the Company also will stipulate unconditionally and without qualification that the Company is bound by this Agreement and all of this Agreement’s provisions, procedures, presumptions, burdens of proof, burdens of persuasion, and other standards.
          (c) Indemnification Defense, Burden of Proof, and Presumptions.
               (i) Applicable Law Defense. In any action brought by the Indemnitee against the Company to enforce this Agreement, other than an action brought to enforce a claim for Expenses paid or incurred in defending a Proceeding in advance of the Proceeding’s final disposition, the Company may maintain the defense that applicable law prohibits the Company from indemnifying the Indemnitee for the amount claimed.
               (ii) Burden of Proof. In connection with any action arising out of this Agreement or any other agreement, instrument, Charter Document, or applicable law relating to the Indemnitee’s right to indemnification, including any action relating to any Reviewing Party determination that the Indemnitee is or is not entitled to indemnification under this Agreement, the Company will have the burden of proving, and the burden of persuasion with respect to, all elements of all defenses against indemnification or determinations against indemnification by clear and convincing evidence.
               (iii) De Novo Trial. If the Indemnitee initiates legal proceedings to secure a judicial determination that the Indemnitee should be indemnified under this Agreement, under any other agreement or instrument between the Parties, under any Charter Document, or under applicable law, then the Parties expressly intend and agree that the question of the Indemnitee’s indemnification rights will be for the court to decide as a de novo trial on the merits, and the Indemnitee will not be prejudiced in any way because of any previous determination by the Reviewing Party or by any other person or entity.
               (iv) Certain Determinations. In any action arising out of this Agreement or any other agreement, instrument, Charter Document, or applicable law relating to the Indemnitee’s right to indemnification, the Company will not have available as a defense, and will not assert as a defense, that, (A) before such action’s initiation, the Reviewing Party or the Company (including the Board, any independent legal counsel, or the Company’s stockholders) failed to make a determination (for any reason) that indemnification is proper under the circumstances because the Indemnitee has met the conduct standard established by applicable law or, (B) at any time, the Reviewing Party or the Company (including the Board, any independent legal counsel, or the Company’s stockholders) made an actual determination that the Indemnitee had not met such applicable conduct standard. The Company expressly and irrevocably waives any such defense that may have otherwise been available to the Company. In addition, none of the foregoing will create any presumption that the Indemnitee has not met the legally-applicable conduct standard.
               (v) Claim Terminations. For purposes of this Agreement and of any other agreement, instrument, Charter Document, or applicable law relating to the Indemnitee’s right to indemnification, any Proceeding’s termination, by judgment, order, settlement (whether with or without court approval), conviction, no-contest plea (or any equivalent), or otherwise, will not create any presumption that the Indemnitee did not meet any particular conduct standard, that the Indemnitee did not have any particular belief, or that a court has determined that indemnification is not permitted by applicable law.
               (vi) Good Faith Presumption. For purposes of any good-faith determinations that may be legally required in connection with this Agreement, the Indemnitee will be deemed to have acted in good faith if the Indemnitee’s action or omission is or was based on the Company’s account records or account books (including financial statements), or on information that the Company’s officers, the Company’s legal counsel, the Board’s legal counsel, or any Board committee’s legal counsel supplied to the Indemnitee in the course of their respective duties, or on information or records given or reports made to the Company by an independent certified public accountant, appraiser, investment banker, compensation consultant, or other expert who was selected with reasonable care by the Company, the Board, or any Board committee. This Section 4(c)(vi) will not be exclusive and will not diminish, restrict, limit, or impair in any manner the other circumstances in which the Indemnitee may be deemed to have satisfied any applicable conduct standards. Whether or not these Section 4(c)(vi) standards are satisfied, in any event, the Indemnitee will be presumed to have at all times (A) acted in good faith, (B) acted in a manner that such Indemnitee reasonably believed to be in or not opposed to the Company’s best interests, and, (C) with respect to any criminal Proceeding, acted with reasonable cause to believe that the Indemnitee’s conduct was not unlawful. Any such presumption may not be overcome in the absence of clear and convincing contrary evidence for which the person or entity seeking to overcome such presumption will carry the burden of proof and the burden of persuasion as to all applicable elements.
          (d) Indemnification Presumption. To the maximum extent permitted by applicable law in making a determination about indemnification entitlement or Expense Advancement under this Agreement or under any other agreement, instrument, Charter Document, or applicable law relating to the Indemnitee’s right to indemnification, the Reviewing Party will presume that the Indemnitee is entitled to indemnification or Expense Advancement under this Agreement and under such other agreement, instrument, Charter Document, or applicable law if the Indemnitee has submitted an indemnification request under Section 4(a). To make any determination contrary to that presumption, the Reviewing Party will have the burden of proof and the burden of persuasion to overcome that presumption by clear and convincing evidence.
          (e) Settlements. The Company expressly acknowledges that a settlement or other disposition before final judgment may be successful if such settlement or other disposition permits a party to avoid expense, delay, distraction, disruption, and/or uncertainty. If any Proceeding to which the Indemnitee is a party is resolved in any manner other than by adverse judgment against the Indemnitee (including such Proceeding’s settlement with or without payment of money or other consideration), then such resolution will create a presumption that the Indemnitee has been successful on the merits or otherwise in such Proceeding, and such presumption can be overcome only by clear and convincing contrary evidence. Any person seeking to overcome this presumption will have the burden of proof and the burden of persuasion on all applicable legal elements, in each case by clear and convincing evidence.

     5. Rights Enforcement Expenses. Without limiting any other Company obligations under this Agreement or under any other agreement, instrument, Charter Document, or applicable law, the Company will indemnify Indemnitee against any and all Expenses that the Indemnitee pays or incurs in connection with any action that the Indemnitee brings for (a) indemnification or advance Expense payment by the Company under this Agreement, under any other agreement, instrument, under any Charter Document, and/or under applicable law, in each case as in effect on or after the Effective Date relating to indemnification for Indemnifiable Events; and/or (b) recovery under directors-and-officers liability insurance policies that the Company maintained or maintains. In addition, if the Indemnitee requests, the Company will advance the foregoing Expenses to the Indemnitee, subject to and in accordance with Section 2(d). The Company’s obligations under this Section 5 will exist and continue, regardless of whether the Indemnitee is ultimately successful in such action, unless, as part of such action, a court of competent jurisdiction over such action determines in a final judgment (as to which all appellate rights have been exhausted or expired) that each material Indemnitee assertion that forms the basis of such action was frivolous and not made in good faith.
     6. Notification and Proceeding Defense.
          (a) Notice. If the Indemnitee receives notice that a Proceeding has been initiated and if the Indemnitee will make any corresponding claim against the Company under this Agreement, then the Indemnitee will promptly notify the Company that such Proceeding has been initiated. However, in any event, the Indemnitee’s failure to notify the Company for any reason will not relieve the Company of any liability that the Company may have to the Indemnitee, except as provided in Section 6(c).
          (b) Defense. If the Indemnitee notifies the Company that any Proceeding has been initiated, then the Company will have the right (but not the obligation) to participate in the Proceeding at the Company’s own expense or to assume the Proceeding’s defense with counsel that is reasonably satisfactory to the Indemnitee. If the Company gives the Indemnitee written notice that the Company elects to assume any Proceeding’s defense, then, after the Indemnitee receives such written notice, the Company will not be liable to the Indemnitee under this Agreement or otherwise for any Expenses that the Indemnitee subsequently paid or incurred in connection with such Proceeding’s defense, other than reasonable investigation costs, transition costs associated with the Company’s defense assumption, or as otherwise provided below. If the Company properly assumes the Proceeding’s defense, then the Indemnitee will have the right (but not the obligation) to employ separate legal counsel in such Proceeding, but all Expenses related to such separate legal counsel that the Indemnitee paid or incurred after receiving the Company’s written defense-assumption notice will be at the Indemnitee’s expense, unless: (i) the Company authorizes the Indemnitee to employ separate legal counsel; (ii) the Indemnitee has reasonably determined that, in defending the Proceeding, a conflict of interest may exist between Indemnitee and the Company; (iii) after a Control Change, Independent Counsel has approved the Indemnitee’s employment of separate legal counsel; or (iv) the Company does not in fact employ legal counsel to assume such Proceeding’s defense, in which cases the Company will pay all Expenses, including those that the Indemnitee pays or incurs for such separate legal counsel. Notwithstanding the foregoing, the Company will not be entitled to assume the defense of any

Proceeding that is brought by or on behalf of the Company or any Proceeding under the circumstances described in Section 6(b)(ii), Section 6(b)(iii), or Section 6(b)(iv).
          (c) Settlement. The Company will not be liable to indemnify the Indemnitee under this Agreement or otherwise for any Proceeding settlement amounts paid or incurred without the Company’s written consent, which will not be unreasonably withheld, conditioned, or delayed; provided that, after a Control Change (other than a Control Change approved by a majority of the Company directors who were Company directors immediately before such Control Change), the Company will be liable to indemnify the Indemnitee for settlement amounts paid or incurred if the Reviewing Party has approved the settlement. Without the Indemnitee’s prior written consent, the Company will not settle any Proceeding in any manner that would impose on the Indemnitee any penalty, any limitation, or any obligation to take or not take any action, or that would expose the Indemnitee to any criminal, regulatory, civil, or other liability, or that does not contain a full, unqualified, and final release of all claims against the Indemnitee, or that would require the Indemnitee to admit liability or misconduct. If the Company receives an offer to settle any Proceeding, or if the Company intends to make any offer to settle any Proceeding, then the Company will promptly notify the Indemnitee, and the Company also will give the Indemnitee as much time as reasonably practicable to consider such offer; provided that the Indemnitee will not, under any circumstances, have less than three business days to consider such offer. The Company will not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at the Company’s expense, to participate in defending the Proceeding; provided that the Company’s liability under this Agreement will not be excused if this Agreement precludes the Company’s participation in the Proceeding.
     7. Trust Establishment. Upon the Indemnitee’s written request after a Control Change, the Company will create a trust for the Indemnitee’s benefit (the “Trust”). From time to time upon the Indemnitee’s written request, the Company will fund the Trust in an amount sufficient to satisfy any and all Expenses that are reasonably anticipated to be paid or incurred, at the time of each such request, in connection with investigating, preparing for, participating in, and/or defending any Proceeding relating to an Indemnifiable Event. The Reviewing Party will determine the amount or amounts that will be deposited in the Trust under the foregoing funding obligation. The Trust terms will provide that (a) the Trust will not be revoked and the Trust principal will not be invaded without the Indemnitee’s written consent; (b) the Trust’s trustee (the “Trustee”) will advance, within 10 business days after the Indemnitee’s written request, any and all Expenses to the Indemnitee (but the Indemnitee agrees to reimburse the Trust under the same circumstances under which the Indemnitee would be required to reimburse the Company under Section 2(d)); (c) the Company will continue to fund the Trust according to the funding obligation described above; (d) the Trustee will promptly pay to the Indemnitee all amounts for which the Indemnitee will be entitled to indemnification under this Agreement or otherwise; and (e) all unexpended funds in the Trust will revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under this Agreement’s terms. The Indemnitee will be entitled to choose the Trustee. Nothing in this Section 7 will relieve the Company of any of the Company’s obligations under this Agreement, under any other agreement or instrument, under any Charter Document, or under applicable law. For federal, state, local, and foreign tax purposes, the

Company will report as Company income all income earned on the Trust assets. The Company will pay all costs of establishing and maintaining the Trust, and the Company will indemnify the Trustee against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the Trust’s establishment and maintenance.
     8. Non-Exclusivity. The Indemnitee’s rights under this Agreement will be in addition to any other rights that the Indemnitee may have under any other agreements or instruments, under any Charter Document, under applicable law, or otherwise; provided that this Agreement will supersede any prior indemnification agreement between the Company and the Indemnitee. To the extent that any change in applicable law (whether by statute or judicial decision) permits greater indemnification than the indemnification that would be permitted currently under this Agreement, under any other agreement or instrument, under any Charter Document, or under applicable law, the Parties expressly intend, acknowledge, and agree that the Indemnitee will receive under this Agreement the greater benefits permitted by such change, in each case without any further action by any Party or by any other person or entity. Notwithstanding anything in this Agreement to the contrary, if any change in applicable law (whether by statute or judicial decision) eliminates or restricts the indemnification that otherwise would be permitted under this Agreement, under any other agreement, under any other instrument, under any Charter Document, or under any previously existing applicable law, the Parties expressly intend, acknowledge, and agree that the Indemnitee will receive the greater benefits that had been permitted before such change under this Agreement, under any other agreement or instrument, under any Charter Document, or under any previously existing applicable law, in each case without any further action by any Party or by any other person or entity.
     9. Liability Insurance.
          (a) Company Obligation. Subject to Section 9(b), while the Indemnitee continues to serve as a Company agent and for so long thereafter as the Indemnitee may be subject to any possible Proceeding relating to an Indemnifiable Event, the Company will use reasonable efforts to obtain and maintain in full force and effect directors-and-officers liability insurance (the “Insurance”) in reasonable amounts from established and reputable insurers, and the Indemnitee will be a covered party under the Insurance to the maximum extent of the coverage available for any Company director or officer.
          (b) Exception. Notwithstanding Section 9(a), the Company will have no obligation to obtain or maintain Insurance if the Company determines in good faith that such the Insurance is not reasonably available, the premium costs for the Insurance are disproportionate to the amount of coverage provided, or the coverage is reduced by exclusions so as to provide an insufficient benefit.
     10. Limitations Period. With respect to any Agreement provisions or any indemnification-related provisions under any other agreement, instrument, Charter Document, or applicable law, no legal action or claim will be brought, and no cause of action will be asserted, by or on behalf of the Company or any Company Affiliate against the Indemnitee, or against the Indemnitee’s spouse, heirs, executors, personal representatives, or legal representatives after the first anniversary of the date on which such action, claim, or cause of action accrued, or such longer time period required by state law under the circumstances. Any such Company or Company Affiliate action, claim, or cause of action will be permanently and fully extinguished, and will be deemed permanently and fully released, unless asserted by the timely filing and notice of a legal action within such time period; provided that, if any shorter statute-of-limitations time period is otherwise applicable to any such action, claim, or cause of action, then such shorter time period will govern.
     11. Agreement Amendments. No Agreement supplement, modification, or amendment will be binding, unless such Agreement supplement, modification, or amendment is mutually executed in writing and delivered by both Parties. No waiver of any of this Agreement’s provisions will be binding, unless such waiver is contained in a written instrument that is signed by the Party against whom the waiver enforcement is sought, and no such waiver will operate as a waiver of any other Agreement provisions or of any provisions under any other agreement, instrument, Charter Document, or applicable law (in each case, whether or not similar), nor will such waiver constitute a continuing waiver. Except as specifically provided in this Agreement, no failure to exercise, and no any delay in exercising, any right or remedy under this Agreement will constitute a waiver of such right or remedy.
     12. Subrogation. With respect to and to the extent of any payment under this Agreement, the Company will be subrogated to all of the Indemnitee’s recovery rights, and the Indemnitee will execute all papers required and will do everything that may be reasonably necessary to secure such rights, including executing such documents that are reasonably necessary to enable the Company effectively to bring suit to enforce such rights.
     13. Specific Performance. The Company and the Indemnitee expressly acknowledge and agree that a monetary remedy for any Agreement breach may be inadequate, impracticable, and difficult to prove, and that any Agreement breach may cause the Indemnitee irreparable harm. Accordingly, the Parties agree that the Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance (including temporary restraining orders, preliminary injunctions, and permanent injunctions), without posting any bond, any other security, or any other undertaking (other than as required by Section 2(d) and Section 7), and without showing actual damage or irreparable harm. By seeking injunctive relief and/or specific performance, the Indemnitee will not be precluded from seeking or obtaining any other relief to which the Indemnitee may be entitled. The Company expressly acknowledges and agrees that, in the absence of a Company waiver, the court may require the Indemnitee to pay a bond, another security, or another undertaking in connection with the Indemnitee’s petition or action for injunctive relief and/or specific performance, and the Company irrevocably waives any bond, other security, or other undertaking requirement.
     14. No Duplicate Payments. The Company will not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent that the Indemnitee has otherwise actually received payment (under any insurance policy, under any Charter Document, or otherwise) of the amounts otherwise indemnifiable under this Agreement.
     15. Binding Effect. This Agreement constitutes the Parties’ entire agreement with respect to this Agreement’s subject matter, and this Agreement supersedes all prior agreements and understandings, oral, written and implied, between the Parties with respect to this Agreement’s subject matter. This Agreement will be binding upon, and will inure to the benefit of, and will be enforceable by, the Parties and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the Company’s business and/or assets), assigns, spouses, heirs, personal representatives, and legal representatives. The Company will require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part of the Company’s business and/or assets, by written agreement in form and substance satisfactory to the Indemnitee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had occurred. The indemnification provided under this Agreement will continue as to the Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event, even though the Indemnitee may have stopped serving in such capacity at the time of any Proceeding.
     16. Severability. If any Agreement provision or portion becomes, or is declared by a court of competent jurisdiction to be, illegal, unenforceable, or void, then this Agreement’s remaining provisions will continue in full force and effect without such illegal, unenforceable, or void provision. In any such case, the Parties agree to promptly negotiate, in good faith, a legal, enforceable, and valid substitute provision that most closely implements the Parties’ original intent in entering into this Agreement, as such original intent is expressed in this Agreement’s original terms. If the Parties are unable to agree on any such substitute provision, then the Parties expressly and irrevocably authorize a court of competent jurisdiction to determine, and expressly and irrevocably agree to be bound by, the legal, enforceable, and valid substitute provision that most closely implements the Parties’ intent in entering into this Agreement, as determined by such court.
     17. Governing Law. This Agreement will be governed by and construed and enforced in accordance with Delaware laws that are applicable to contracts made and to be performed entirely in Delaware without giving effect to any conflict-of-laws principles.
     18. Jurisdiction Consent. The Company and the Indemnitee irrevocably (a) agree that any action or proceeding arising out of or in connection with this Agreement will be brought only in the Delaware Chancery Court (the “Chancery Court”); (b) consent to submit to the Chancery Court’s exclusive jurisdiction for purposes of any action or proceeding arising out of or in connection with this Agreement; and (c) waive any objection based on improper venue or inconvenient form with respect to any such action or proceeding in the Chancery Court.
     19. Notices. All notices, requests, demands, and other communications that are required or permitted under this Agreement will be in writing and will be deemed to be validly given (a) if delivered by hand and signed for by the Party addressed, on the date of such hand-delivery, or (b) if mailed by domestic certified or registered mail with postage prepaid, on the fifth business day after the postmark date, or (c) if sent by national overnight mail courier, on the second business day after the date deposited with such national overnight mail courier. All such notices, requests, demands, and other communications to the Indemnitee will be addressed to the

Indemnitee at the Indemnitee’s address that is specified on this Agreement’s signature page. All such notices, requests, demands, and other communications to the Company will be addressed to NextG Networks, Inc., Attention: General Counsel, 2216 O’Toole Avenue, San Jose, California 95131. Either Party may change such Party’s notice address by giving the other Party written notice of such notice address change according to this Section 19.
     20. Counterparts, Signature, and Delivery. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Either Party may execute this Agreement by facsimile, an electronically-mailed PDF reproduction, or any other written or electronic reproduction, and either Party may deliver an executed copy of this Agreement by facsimile, electronic mail, or similar written or electronic transmission device, in each case if the signature of or on behalf of such Party is visible, and such execution and delivery will be considered valid, binding, and effective for all purposes. At either Party’s request, the other Party will execute an original of this Agreement in addition to any facsimile, electronically-mailed PDF reproduction, or other written or electronic reproduction of this Agreement.
* * * * *

     As of the Effective Date, the Parties have validly and mutually signed and delivered this Indemnification Agreement.

NEXTG NETWORKS, INC.

INDEMNITEE

Signature

Printed Name

Regular Mailing Address:

Electronic Mailing Address:

Fax Number:

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